UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 25, 2009

Access Plans USA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-15667	731494382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4929 West Royal Lane, Suite 200, Irving, Texas		75063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	866-578-1665

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with our merger with Alliance HealthCard, Inc. ("Alliance"), each of the members of our Board of Directors (Andrew A. Boemi, Russell Cleveland, Kenneth George, J. French Hill, Kent H. Webb and Nicholas J. Zaffiris) has tendered his resignation from our Board of Directors. Each such resignation is to be effective on March 31, 2009.

Also in connection with our merger with Alliance (i) Ian R. Stuart, our Interim President and Chief Executive Officer and our Interim Chief Financial Officer and (ii) Eliseo Ruiz III, our Vice President, General Counsel and Secretary, each resigned effective March 31, 2009. We have not named a replacement for either.

None of these resignations was the result of any disagreement with our policies or practices

Item 7.01 Regulation FD Disclosure.

Our proposed merger with Alliance is expected to be effective on April 1, 2009. 6,800,000 shares of the Common Stock of Alliance will be issued to holders of our Common Stock at the completion of the merger, under the terms of the Agreement and Plan of Merger previously filed with the Securities and Exchange Commission. On April 1, 2009, we will file our Form 15 with the Securities and Exchange Commission providing our notice under Section 12(g) of the Securities Exchange Act of 1934 that the registration of our shares has been terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Plans USA, Inc.

March 26, 2009	By:	/s/ Ian R. Stuart

Name: Ian R. Stuart
Title: Interim President and C.E.O.